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                                                                     EXHIBIT 23d

                                    CONSENT

    Cushman & Wakefield hereby consents to the use of its report regarding the New York metropolitan economy and Manhattan office market and the references to the firm and such report under the caption "Market Overview" in the Registration Statement on Form S-11 of Macklowe Properties, Inc.

                                          Cushman & Wakefield

                                          By: /s/ MATTHEW MONDANILE
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                                             Name: Matthew Mondanile

                                             Title: Senior Director

Dated: May 14, 1998